Exhibit 99.3

KEY ASSUMPTIONS

1

Forecast Drivers		• Forecast utilizes a bottoms-up approach building to segment level revenue based on jobs (Cementing/Wireline), utilization (Coil Tubing) and volume (Tools), unit pricing and gross margin
Revenue		• Cementing revenue is based on ~4,300 and ~4,400 jobs in 2026 and 2027 with ~$48k/job • Wireline revenue is based on ~32k jobs in 2026 and ~34k jobs in 2027 with ~$2.7k/job • Coil Tubing revenue is based on average annual utilization of ~67% and ~$33k day rates[1] • Tools revenue is based on ~91,000 stages completed in 2026 and ~93,400 stages completed in 2027
Expenses	COGS	• Base model assumes flat COGS as a % of Revenue & Gross Margin % compared to historical performance
Expenses	OpEx	• Base model assumes flat OpEx as a % of Revenue compared to historical performance
Expenses	Capex	• Forecasted capex, inclusive of buildout of completion tools test facility, largely in line with historical spend
Working Capital		• DSO / DIO / DPO flat relative to historical performance • A/R and Inventory advance rates flat relative to historical performance
PP&E		• PP&E as a % of Revenue declines across the forecast period driven by rising revenue and flat capex & depreciation

1 Reflects 2.375" and 2.625" coil tubing units

2

FINANCIAL SUMMARY

Revenue by Business ($mm)


$610
$145
$465
$554
$132
$421
$559
$129
$430
$549
$120
$429
$554
$121
$433
2023A
2024A
2025E
2026E
2027E

Adj. Gross Profit by Business ($mm)


$119
$35
$84
$97
$31
$66
$92
$28
$63
$94
$26
$67
$97
$26
$70
2023A
2024A
2025E
2026E
2027E

Adj. GP Margin by Business


24%
24%
22%
22%
22%
18%
16%
15%
16%
16%
2023A
2024A
2025E
2026E
2027E
Services
Products

STATUS QUO CASH FLOW BUILD 3 Quarterly Q4'27E Q3'27E Q2'27E Q1'27E Q4'26E Q3'26E Q2'26E Q1'26E Q4'25E Q3'25E ($ in millions) $139 $142 $140 $133 $133 $139 $141 $136 $129 $132 Revenue $11 $14 $13 $11 $11 $13 $13 $11 $7 $10 Adj. EBITDA 8% 10% 10% 8% 8% 9% 9% 8% 6% 7% Margin (%) (0) (0) (0) (0) (0) (0) (0) (1) (1) (0) ( - ) Cash taxes 3 3 3 2 2 2 2 1 4 4 (+/ - ) Other adjustments (7) (2) (3) (2) (6) 0 (3) (4) (3) (3) (+/ - ) Change in NWC (4) (4) (4) (4) (3) (6) (3) (2) (1) (3) (+/ - ) Capex (net of asset sale proceeds) – – – – – – – (6) (8) – ( - ) Other $2 $11 $8 $7 $4 $10 $9 $0 ($1) $7 Unlevered Free Cash Flow (2) (21) (2) (21) (1) (21) (1) (21) (1) (20) ( - ) Cash interest, net $1 ($10) $7 ($14) $3 ($11) $8 ($21) ($3) ($13) Levered Free Cash Flow